EXHIBIT 99.1

Jushi Holdings Inc. Announces Closing of US$69 Million Debt Financing

Additional US$5 million in Subscriptions to Close at a Later Date

BOCA RATON, Fla., Dec. 08, 2022 (GLOBE NEWSWIRE) -- Jushi Holdings Inc. (“Jushi” or the “Company”) (CSE: JUSH) (OTCQX: JUSHF), a vertically integrated, multi-state cannabis operator, today announced the closing of its previously announced private offering (the “Offering”) of approximately US$69 million aggregate principal amount of its 12% second lien notes (“Notes”) and detached warrants to purchase up to approximately 16 million of the Company’s subordinate voting shares at an exercise price of US$2.086 (the “Warrants”). The Company used the gross proceeds from the Offering of US$69 million, together with approximately US$9 million of cash on hand, to repurchase and redeem all of its outstanding existing 10% senior secured notes due January 2023 (the “2023 Notes”) and pay accrued interest, fees and expenses. The Company has also received subscriptions for an additional US$5 million to be closed at a later date.

The Notes will mature on December 7, 2026, will bear interest of 12.0% per annum, payable in cash quarterly, and will be guaranteed by certain of the Company’s direct and indirect domestic subsidiaries and secured by second priority liens on certain assets of the Company and certain of the Company’s direct and indirect domestic subsidiaries. In connection with the Offering, the purchasers of the Notes also received four-year Warrants at 50% coverage with an expiry date of December 7, 2026, at an exercise price per share equal to US$2.086.

The offering and sale of the Notes and Warrants have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Amendments to Acquisition Facility

The Company also announced that it has amended its existing US$100 million Senior Secured Credit Facility (the “Amended Acquisition Facility”) with SunStream Bancorp Inc. (“Sunstream”), a joint venture sponsored by Sundial Growers Inc. (NASDAQ:SNDL). Under the terms of the Amended Acquisition Facility, the Company’s loan will be a first lien term loan capped at US$65 million, bear an interest rate of 11% per annum, payable quarterly, will no longer carry a standby fee, and will mature on December 31, 2024. The financial covenants in the Amended Acquisition Facility have been modified to remove the total leverage ratio covenant and replace it with a minimum quarterly revenue covenant. Additionally, in connection with the Amended Acquisition Facility, the Company has made a one-time issuance to SunStream of 2.0 million subordinate voting share purchase warrants issued at US$2.086.

About Jushi Holdings Inc.
We are a vertically integrated cannabis company led by an industry-leading management team. In the United States, Jushi is focused on building a multi-state portfolio of branded cannabis assets through opportunistic acquisitions, distressed workouts, and competitive applications. Jushi strives to maximize shareholder value while delivering high-quality products across all levels of the cannabis ecosystem.

Forward-Looking Information and Statements
This press release contains certain "forward-looking information" within the meaning of applicable Canadian securities legislation as well as statements that may constitute "forward-looking statements" within the meaning of within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, contained in this press release, including statements regarding the Offering of the Notes and Warrants and use of proceeds, are forward-looking statements. These forward-looking statements are based on Jushi’s current expectations and beliefs concerning future developments and their potential effects. As a result, actual results could differ materially from those expressed by such forward-looking statements and such statements should not be relied upon. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “is expected,” “budget,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases or may contain statements that certain actions, events or results “may,” “could,” “would,” “might” or “will be taken,” “will continue,” “will occur” or “will be achieved”. The forward-looking information and forward-looking statements contained herein may include but are not limited to, information concerning the expectations regarding Jushi, or the ability of Jushi to successfully achieve business objectives, and expectations for other economic, business, and/or competitive factors. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks related to market conditions, the ability of Jushi to successfully and/or timely achieve business objectives, including with regulatory bodies, employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; changes in applicable laws; compliance with extensive government regulation, as well as other risks, uncertainties and other cautionary statements in the Company’s public filings with the United States Securities and Exchange Commission and on SEDAR at www.sedar.com. Should one or more of these risks, uncertainties or other factors materialize, or should assumptions underlying the forward-looking information or statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected.

Although the Company believes that the assumptions and factors used in preparing, and the expectations contained in, the forward-looking information and statements are reasonable, undue reliance should not be placed on such information and statements, and no assurance or guarantee can be given that such forward-looking information and statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information and statements. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice.

For further information, please contact:

Investor Relations
Michael Perlman
Executive Vice President of Investor Relations
Investors@jushico.com
(561) 281-0247

Media Contact
Ellen Mellody
MATTIO Communications
Ellen@Mattio.com
(570) 209-2947